Exhibit 99.1

Global Recycling Technologies, Ltd.

Consolidated Financial Statements

December 31, 2010 and 2009

Global Recycling Technologies, Ltd.

Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors
Global Recycling Technologies, Ltd.
Phoenix, AZ

We have audited the accompanying consolidated balance sheets of Global Recycling Technologies, Ltd. a Delaware corporation as of December 31, 2010 and December 31, 2009, and the related statements of operations, shareholders' deficit and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Recycling Technologies, Ltd. as of December 31, 2010 and December 31, 2009, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not yet achieved profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. These factors, along with other matters set forth in Note 2, raise substantial doubt that the Company will be able to continue as a going concern.  Management’s plan to address these matters is disclosed in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in note 2 to the consolidated financial statements, the consolidated financial statements have been restated.

Jorgensen & Co.
(a registered pubic accounting firm)

September 7, 2011
except for note 2, which is dated February 9, 2012
Bellevue, WA

Global Recycling Technologies, Ltd. and Subsidiary
Consolidated Balance Sheets
As of December 31, 2010 and 2009

	2010	2009

Current Assets

Cash	$5,103	$86,174
Accounts Receivable	54,397	153,652
Total assets	59,500	239,826

Liabilities and Shareholders' Deficit

Accounts payable	605,617	319,198
Interest payable	277,777	136,632
Due to related parties	260,800	215,500
Convertible note payable	1,000,000	1,000,000
Total liabilities	2,144,194	1,671,330

Common stock: 100,000,000, $0.00025 par value shares authorized; 11,036,552 and 7,055,833 shares issued and outstanding as of December 31, 2010 and 2009, respectively	2,759	1,764
Preferred stock: 10,000,000, $0.00025 par values shares authorized, none issued	-	-
Additional paid-in capital	4,721,305	4,527,951
Options and warrants outstanding	82,447	4,790
Accumulated deficit	(6,891,205)	(5,966,009)
Total shareholders' deficit	(2,084,694)	(1,431,504)

Total liabilities and shareholders' deficit	$59,500	$239,826

See accompanying notes to the financial statements

Global Recycling Technologies, Ltd. and Subsidiary
Consolidated Statements of Operations
For the years ended December 31, 2010 and 2009

	2010	2009
		m) Restated
Net Sales	$686,599	$125,866
Cost of goods sold	659,523	313,492
Gross profit (loss)	27,076	(187,626)

Operating expenses
Executive consulting compensation	565,087	355,665
Professional fees	138,332	119,542
General and administrative	97,864	74,577
Total operating expenses	801,283	549,784

Loss from operations	(774,207)	(737,411)

Other income and expenses
Interest income	286	2,725
Interest expense	(151,275)	(106,147)
Loss from discontinued operations	-	(22,739)
Loss from disposal of assets	-	(2,000,000)
Total other income and expenses	(150,989)	(2,126,160)

Loss before provision for income taxes	(925,195)	(2,863,571)

Provision for income taxes	-	-

Net loss	$(925,195)	$(2,863,571)

Primary and fully diluted loss per share	$(0.08)	$(0.41)

See accompanying notes to the financial statements

Global Recycling Technologies, Ltd. and Subsidiary
Consolidated Statement of Shareholders’ Deficit
For the years ended December 31, 2010 and 2009

	Common shares	Par Value	Additional Paid-in Capital	Options and Warrants	Accumulated Deficit	Totals

Balances 12/31/08	7,648,641	$1,912	$4,515,416	$4,790	$(3,102,438)	$1,419,681
Shares for cash	4,396	1	10,988			10,989
Shares for intangibles	(600,000)	(150)	150			-
Warrants exercised	2,796	1	1,397			1,398
Loss for the year					(2,863,571)	(2,863,571)
Balances 12/31/09	7,055,833	$1,764	$4,527,951	$4,790	$(5,966,009)	$(1,431,504)

Shares for cash	58,559	15	146,468			146,483
Warrants and Options for services				67,777		67,777
Warrants for forbearance				9,880		9,880
Warrants exercised	3,922,160	980	46,886			(47,866)
Loss for the year					(925,196)	(925,196)
Balances 12/31/10	11,036,552	$2,759	$4,721,305	$82,447	$(6,891,205)	$(2,084,694)

See accompanying notes to the financial statements

Global Recycling Technologies, Ltd.
Consolidated Statement of Cash Flows
For the years ended December 31, 2010 and 2009

	2010	2009
		n) Restated
Net cash flow from operating activities
Net loss	$(925,196)	$(2,863,571)
Adjustments to reconcile net loss to net cash
used in operating activities
Warrants and options granted for services	77,657	-
Bad debt expense	2,604	(714)
Loss from discontinued operations	-	22,739
Loss from disposal of assets	-	2,000,000
(Increase) decrease in accounts receivable	96,652	30,081
Increase (decrease) in accounts payable	56,419	(26,811)
Increase (decrease) in related party payable	275,300	106,325
Increase (decrease) in accrued interest	141,145	105,673
Net cash used in operating activities	(275,419)	(627,188)

Cash flows from investing activities
Net payments on disposal of assets	-	-
Net cash used in financing activities	-	-

Cash flows from financing activities
Proceeds from the sale of common stock	194,348	12,387
Net cash provided by operating activities	194,348	12,387

Net decrease in cash	(81,071)	(614,801)

Cash at the beginning of the year	86,174	700,975

Cash at end of year	$5,103	$86,174

See accompanying notes to the financial statements

Global Recycling Technologies, Ltd and Consolidated Subsidiary
December 31, 2010 and 2009
Notes to the consolidated financial statements

NOTE 1 - Organization and Nature of Business

Global Recycling Technologies, Ltd. (the Company) was incorporated in Delaware on July 11, 2007.  The Company has principal offices in Phoenix, Arizona. The Company was formed to acquire the assets of companies that recycle and process waste ethylene glycol and to apply a newly developed proprietary technology to produce ASTM E1177 Type I virgin grade recycled ethylene glycol to end users throughout North America. On July 13, 2007 the Company’s wholly owned subsidiary, Global Acquisition Corp. #6, doing business as WEBA Technologies, Inc., (“WEBA”) (a Delaware corporation) acquired the principal operating assets of WEBA Technologies, Inc. (a Texas corporation).

WEBA is a chemical company that sells additives that are used in producing antifreeze and heat transfer fluid from recycled ethylene glycol.  On December 31, 2009, the assets (including rights to additive formula and goodwill), of WEBA, the Company’s sole operating subsidiary, were sold in an exchange of shares. As of December 31, 2009, the Company disposed of these assets in exchange for 600,000 shares of Company’s common stock.  Sales of additives were discontinued upon the sale of the WEBA assets.

NOTE 2 – Restatements

These financial statements can certain restated items on the consolidated statements of operations and the consolidated statements of cash flows for Global Recycling Technologies, Ltd. (“Global Recycling”) for the year ended December 31, 2009.

Additional disclosures are being provided in the accompanying financial statements regarding the $22,739 charge to earnings as a loss from discontinued operations in accordance with ASC Topic 205-20-50.  The $22,739 is being reclassified as a result of WEBA’s (a wholly-owned subsidiary of Global Recycling) operating income and expenses (net) for the year ended December 31, 2009.

As a result of WEBA’s assets being sold on December 31, 2009, a loss on the disposal of assets of $2,000,000 is being reclassified from a fair value adjustment to the loss on the disposal of assets.

None of reclassifications or disclosures resulted in any changes to the previously reported net loss for the years ended December 31, 2010 and 2009 of $925,196 and $2,863,571, respectively.

NOTE 3 – Accounting Policies

The following summary of significant accounting policies of the Company is presented to assist in understanding the financial statements.   The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States dollars. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Global Acquisition Corp #6 (WEBA). All significant intercompany balances and transactions have been eliminated.

These financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has not yet achieved profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operation. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Management’s plans to address these matters include, becoming a registered public company, raising additional financing through offering its shares of capital stock in private and/or public offerings of its securities and through debt financing if available and needed. The Company plans to become profitable by upgrading the capacity and capabilities at its existing operating facility, continuing to implement its patent-pending technology in international markets, and acquiring profitable glycol recycling companies, which are looking to take advantage of the Company’s public company status and improve their profitability through a combined synergy. The Company currently has completed three Letters of Intent and has an additional four pending.

The Company intends to expand customer and supplier bases once operational capacity and capabilities have been upgraded.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses and may differ from actual results and may have an adverse impact on the financial condition.  Management’s estimates relating to the valuation of the goodwill and trade name assets and related judgments about impairment, and valuations for warrants and options issued were critical to the preparation of the financial statements.

Global Recycling Technologies, Ltd and Consolidated Subsidiary
December 31, 2010 and 2009
Notes to the consolidated financial statements

Revenue Recognition

Revenue is recognized as product is shipped and collection is reasonably assured.

Cost of Goods Sold

Cost of goods sold includes the cost paid for any products sold, including any costs for freight. Shipping costs passed to the customer, are netted against freight expenses, reducing cost of goods sold, are not considered material to the financial statement presentation.

The Company does not carry inventory. When a customer order for product is received from a customer, the Company purchases from a supplier products formulated based on the Company’s proprietary additives and instructions. The product is then shipped from the vendor’s facility. At the time the product is shipped, the Company records a cost of goods sold expense.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, accounts payable, and a note payable convertible into 564,444 shares of the Company’s voting common stock.   All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2010 and 2009.  The Company did not engage in any transaction involving derivative instruments.

Cash and Cash Equivalents

Cash and liquid debt instruments purchased with a remaining maturity of three months or less are considered cash for financial reporting purposes. At December 31,  2010 and 2009, the Company held only demand deposits.

Accounts Receivable

Management provides for an allowance for uncollectable accounts to reflect uncertainties about collection based upon management's periodic assessment of the quality of the receivables. The allowance for doubtful accounts was $5,624 and $3,021 as of December 31, 2010 and 2009, respectively.

Basic and Diluted Earnings (Loss Per Share)

The Company computes net income (loss) per share in accordance with FASB Codification 260, "Earnings per Share". FASB Codification 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-con converted method. In computing Diluted EPS the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive, which is the case for the Company for the years ended December 31, 2010 and 2009.

Property and Equipment

Property and Equipment is stated at cost. The Company provides depreciation on the cost of its equipment using the straight-line method over the 7-year estimated useful life and zero salvage value. Expenditures for repairs and maintenance are charged to expense as incurred.

Intangible Assets - Trade names and Goodwill

The Company’s intangible assets are accounted for consistent with FASB Codification 805 “Business Combinations” and FASB Codification 350 “Goodwill and Other Intangible Assets”.

Global Recycling Technologies, Ltd and Consolidated Subsidiary
December 31, 2010 and 2009
Notes to the consolidated financial statements

During 2007, in an exchange of shares for assets valued at $2,000,000, the Company acquired the intangible assets of an operating entity, which became the operating assets of a newly formed wholly owned subsidiary, WEBA.  For this transaction, management estimated the fair value of the acquired intangible assets as $500,000 for trade name and proprietary additive formula, and $1,500,000 for goodwill.

The Company’s intangible assets are not amortized. Management reviews these assets for impairment annually and at other times when existing conditions raise substantial questions about their book values. A charge to impairment expense for impairment is recognized in the period which management determines that the assets are impaired. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

As of December 31, 2009, the Company disposed of these assets in exchange for 600,000 shares of Company’s common stock.

Consolidations

The consolidated financial statement presentation includes the accounts of WEBA, the Company’s wholly owned and sole operating subsidiary.  All intercompany accounting transactions have been eliminated.

Provision for Taxes

Income taxes are provided for based on the liability method of accounting pursuant to FASB Codification 740 "Income Taxes."  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.   A valuation allowance is recorded against deferred tax assets since management cannot determine that the Company has met the "more likely than not" standard imposed by FASB Codification 740 to allow recognition of such as asset.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”.  This statement amends ARB 51 to establish accounting and reporting standards for the Non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

Global Recycling Technologies, Ltd and Consolidated Subsidiary
December 31, 2010 and 2009
Notes to the consolidated financial statements

NOTE  4 – Accounts Receivable

At December 31,  2010 and 2009, the Company’s net accounts receivable were $54,397 and $153,652, respectively.

NOTE  5 – Equipment

The equipment accounts net of accumulated depreciation for the consolidated company was  $0 for both December 31, 2010 and 2009.

NOTE  6 – Discontinued Operations – WEBA

Effective December 31, 2009, the Company disposed of the assets of WEBA, its wholly-owned subsidiary.  For the year ended December 31, 2009, this transaction resulted in the recognition of a loss from discontinued operations of $21,829 in accordance with ASC Topic 250-20-50 along with a loss from the disposal of assets of $2,000,000.

As of December 31, 2009, the Company disposed of these assets in exchange for 600,000 shares of Company’s common stock.

For the year ended December 31, 2009, WEBA’s separate net sales were $1,521,293, and its separate net loss was $22,739.

NOTE  7 – Major Customers and Suppliers

For the year ended December 31, 2010, two customers accounted for approximately 100% of the Company’s revenues.  For the year ended December 31, 2009, one customer accounted for approximately 39% of the Company’s revenues. The Company uses one supplier for nearly all of its product sales for 2010 and 2009. See

NOTE  8 – Convertible Note

On August 9, 2008, the Company issued a convertible note for $1,000,000 and bears interest at 10.0% per annum. Interest payments are due semi-annually in cash or shares of the Company’s common stock.  This note is convertible into 564,444 shares at any time prior to maturity, at the option of the holder, into the Company’s common stock at a conversion price of $2.50 per share. This note is secured by a lien on the Company’s provisional patent application.  The holder was also granted 480,000 warrants at $0.025 per share at the time the note was issued.

Nonpayment of the principal or interest due and payable within 10 days of such amount being due will result in default of the note.  Default may also occur if the Company breaches any material terms of the note, files bankruptcy or ceases operations.  In the event of default, at the holder’s election, the outstanding principal and unpaid accrued interest may be due and payable immediately.

The note matured on August 9, 2010, however, the Company entered into a Forbearance Agreement on August 11, 2010.  This forbearance agreement extended the maturity date of the note to March 31, 2012, and the interest rate was increased to 12.5% per annum, effective March 9, 2010.  Also, the forbearance agreement modified the default terms such that the interest rate on the outstanding principal and unpaid accrued interest would increase to 18% per annum in the event of default. In connection with the forbearance agreement, the holder was granted 400,000 warrants at $.00025 per share with an expiration of December 31, 2011.

The Forbearance Agreement expired on November 30, 2010. Due to default on the terms of the forbearance agreement, the note became payable on demand.  On May 25, 2011, the Company entered into a Second Forbearance Agreement.  The term of the note and the interest rate of 12.5% per annum remained unchanged.  The holder was granted 1,000,000 warrants exercisable at $.0001 per share with an expiration of May 25, 2015.  A non-dilution clause was incorporated into the warrant agreement. The Second Forbearance Agreement expires on December 31, 2011.  The Company is not in default on the note.

Global Recycling Technologies, Ltd and Consolidated Subsidiary
December 31, 2010 and 2009
Notes to the consolidated financial statements

NOTE  9 - Equity

Common Stock

The Company has 100,000,000, $0.00025 par value shares of common stock authorized. Of these shares, 5,000,000 are designated as non-voting common shares.  For the remaining 95,000,000 shares, holders are entitled to one vote for each share on matters submitted to a vote to shareholders, and to share pro rata in all dividends payable on common stock after payment of dividends on any preferred shares having preference in payment of dividends.

The Company issued 58,559 shares of voting common stock for cash and 3,922,160 shares of stock through the exercise of warrants during the period ended December 31, 2010.  The Company issued 4,396 shares of voting common stock for cash and 2,796 shares of stock through the exercise of warrants during the period ended December 31, 2009. Also during 2009, in exchange for all of the operating assets held by the Company’s subsidiary, 600,000 shares of common stock were returned to the Company and cancelled.

During 2010, the Company granted warrants and options to purchase 3,144,000 shares of the Company’s common stock at $0.0025 per share. Of these, 2,744,000 warrants were to expire within 45 days.  The Company also issued warrants to acquire 58,560 shares of the Company’s common stock for $0.50 per share in accordance with the Private Placement Memorandum dated November 24, 2009.   During 2009, the Company granted warrants and options to purchase 720,000 shares of the Company’s common stock at $0.00025 per share, 4,396 shares of the Company’s common stock for $0.50 per share, and 240,000 shares of the Company’s common stock at $2.50 per share.

The Company issued 673,333 shares of non-voting common stock during the period ended December 31, 2007. Subsequent to December 31, 2007 the Company converted all of the 673,333 outstanding non-voting common shares to voting common shares.  Because these shares were changed to voting status subsequent to December 31, 2007 but before the financial statements were issued, the common share accounts have been adjusted retroactively to show these shares as if they had been issued as voting shares at December 31, 2007.

Stock Splits

The Company’s Board of Directors approved a 5:1 reverse stock split during 2010; and a separate 1:2 forward stock split during 2011. All share, per share, and par value amounts have been retro-actively restated to reflect the reverse and the forward stock splits as if they had been in effect from the beginning of the periods presented in these financial statements.

Preferred Stock

The Company has no preferred shares outstanding.  The Company's articles of incorporation authorize the Company to issue up to 10,000,000 shares of $0.00025 par, preferred shares having preferences to be determined by the board of directors for dividends, and liquidation of the Company's assets.

Global Recycling Technologies, Ltd and Consolidated Subsidiary
December 31, 2010 and 2009
Notes to the consolidated financial statements

Share-Based Compensation

The following are details related to warrants and options issued by the Company:

	Warrants and Options for Shares	Weighted Average Exercise Price
Outstanding at December 31, 2008	2,112,720	$1.51
Granted	964,396	$0.65
Exercised	(2,796)	$0.50
Forfeited	-
Cancelled	(214,932)	$2.50
Expired	-
Outstanding at December 31, 2009	2,859,387	$1.15

Weighted average fair value price granted during 2009	964,396	$0.01

Outstanding at December 31, 2009	2,859,387	$1.15
Granted	3,202,560	$0.01
Exercised	(3,922,160)	$0.01
Forfeited	-
Cancelled	(14,934)	$2.50
Expired	(1,600)	$0.50
Outstanding at December 31, 2010	2,123,253	$1.53

Weighted Average fair value price granted during 2010	3,202,560	$0.01

Fair Value Assumptions – The fair value of warrants and options is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for the grants.

For the years ended December 31, 2010 and 2009 risk-free interest rate equal to the treasury rate, expected dividend yields of zero, expected life based on term of the grant, and expected volatility of 10%.

A summary of the status of the warrants and options granted under various agreements follows:

For the year ended December 31, 2009:

Warrants and Options Outstanding			Warrants and Options Exercisable
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.025	1,400,000	4.2	$0.025	1,400,000	$0.025
$0.50	1,600	1.0	$0.50	1,600	$0.50
$0.625	220,000	3.0	$0.625	220,000	$0.625
$2.50	1,237,787	6.2	$2.50	1,043,122	$2.50
	2,859,387			2,664,722

Global Recycling Technologies, Ltd and Consolidated Subsidiary
December 31, 2010 and 2009
Notes to the consolidated financial statements

For the Year Ended December 31, 2010:

Warrants and Options Outstanding			Warrants and Options Exercisable
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.025	680,000	4.0	$0.025	680,000	$0.025
$0.50	400	0.1	$0.50	400	$0.50
$0.625	220,000	2.0	$0.625	220,000	$0.625
$2.50	1,222,853	4.8	$2.50	1,013,254	$2.50
	2,123,253			1,913,654

NOTE  10 – Related Party Transactions

On December 31, 2009, the Company sold the operating assets of WEBA, including certain additive formula used as a principal value increment in the Company’s product sales during 2009, to two individuals in exchange for 600,000 shares of Company stock.  The terms of the sale included a non-compete covenant where the Company agrees not to directly compete in the additive business that was sold and a continued consulting agreement with one of the shareholders.

The Company uses consultants to provide a variety of services, including legal, computer, accounting, marketing, strategic planning, and engineering. Mr. John Lorenz, the Company's CEO, provides management consulting services to the Company through Barcid Investment Group (Barcid), a corporation solely owned by Mr. Lorenz. Barcid was paid $79,240 and $100,305 for consulting services in 2010 and 2009, respectively, and was owed $208,800 at December 31, 2010, and $187,000 at December 31, 2009. CyberSecurity, Inc., a corporation owned by Janet Lorenz, wife of John Lorenz, was owed consulting fees of $52,000 and $28,500 at December 31, 2010 and 2009, respectively. Richard Geib, while serving as a corporate officer was paid $32,600 during 2009 for providing office space to WEBA.

NOTE 11 – Net Operating Loss Carryforward

At December 31, 2010, the Company had an estimated net operating loss (NOL) carryforward estimated at about $4,000,000 adjusted for related party payables and certain other non deductible items available to reduce future taxable income, if any. The NOL carryforward begins to expire in 2028, and fully expires 2030. Because management is unable to determine that it is more likely than not that the Company will realize the tax benefit related to the NOL carryforward (by having taxable income) a valuation allowance has been established at December 31,  2010 and 2009  to reduce the tax benefit asset value to zero.

NOTE 12 – Commitments and Contingencies

Rental Agreements

The Company rents one office space on a monthly basis under an unwritten rental agreement.   The monthly rent under this agreement is approximately $300.

NOTE 13 – Concentrations of Credit Risk

The Company did not have cash deposits at financial institutions in excess of the federally insured limit of $250,000 as of December 31, 2010 or 2009.  Also, one individual holds the $1,000,000 convertible note due March 31, 2012. The Company’s receivables are owed by one customer at December 31, 2010 and 2009.